UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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American Superconductor Corporation

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AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

Notice of Annual Meeting of Stockholders to

be Held on Thursday, August 7, 2008

The Annual Meeting of Stockholders of American Superconductor Corporation will be held at American Superconductor’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434, on Thursday, August 7, 2008 at 8:30 a.m., local time, to consider and act upon the following matters:

1.	To elect seven directors for the ensuing year.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as American Superconductor’s independent registered public accounting firm for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on June 9, 2008 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books of American Superconductor will remain open.

By Order of the Board of Directors,

David A. Henry, Secretary

Devens, Massachusetts

June 23, 2008

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

i

AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on Thursday, August 7, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of American Superconductor Corporation for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held on Thursday, August 7, 2008 beginning at 8:30 a.m., local time, at American Superconductor Corporation’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434 and at any adjournment of the Annual Meeting. On or about June 26, 2008, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and other information required by the rules of the Securities and Exchange Commission. Our Annual Report on Form 10-K is included without exhibits with this proxy statement. Exhibits will be provided, at no charge, upon written request addressed to American Superconductor Corporation, 64 Jackson Road, Devens, MA 01434, Attention: Investor Relations.

Our fiscal year ends on March 31. When we refer to a particular fiscal year, we are referring to the fiscal year ended on March 31 of the following year. For example, fiscal 2007 refers to the fiscal year ended March 31, 2008.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on August 7, 2008:

This proxy statement and our fiscal 2007 annual report are available for viewing, printing and downloading at www.proxyvote.com.

You may request a copy of the materials relating to our Annual Meeting, including the proxy statement and form of proxy for our Annual Meeting and the fiscal 2007 annual report, at www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com or by calling (800) 579-1639.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting: the election of directors, ratification of our independent registered public accounting firm and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, June 9, 2008, are entitled to receive notice of the Annual Meeting and to vote their shares of our common stock at the Annual Meeting or any adjournment of the Annual Meeting. Holders of shares of our common stock are entitled to one vote per share.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in American Superconductor as of the record date to be admitted to the Annual Meeting. You may obtain directions to the location of our Annual Meeting by writing our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or by calling (978) 842-3177.

What constitutes a quorum?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. As of the record date, or June 9, 2008, 42,253,881 shares of our common stock were outstanding and entitled to vote.

How do I vote?

If you are a record holder, meaning your shares are registered in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2) By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3) By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person at the Annual Meeting: To be able to vote your shares held in street name in person at the Annual Meeting, you will need to obtain a proxy card (separate from the proxy card supplied by us) that is prepared and supplied by your bank, broker or other nominee. You will not be able to vote in person at the Annual Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares. If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card for the Annual Meeting. If you received a notice of Internet availability of proxy materials, the notice will contain instructions on how to obtain a paper copy of a proxy card, as well as how to vote over the Internet or by telephone.

Can I change my proxy after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the Annual Meeting. If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers’ unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, election of directors, and Proposal 2, ratification of the selection of our independent registered public accounting firm, are routine matters, and your bank, broker or other nominee may vote your shares on these matters as they so choose in the absence of instruction from you.

What is the vote required to approve each matter?

(1) Election of Directors. The seven nominees receiving the most affirmative votes will be elected as directors at the Annual Meeting.

(2) Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by a bank, broker or other nominee which indicates on the proxy that it does not have discretionary authority to vote such shares on a particular matter, will not be counted as votes in favor of such matter, and will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to the election of directors or the ratification of PricewaterhouseCoopers as our independent registered public accounting firm.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of our stockholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

Our Board of Directors encourages stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 30, 2008, or such earlier date as indicated below, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our “named executive officers” (as defined under “Information About Executive and Director Compensation — Summary Compensation Table” below); and

•	all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)
Five Percent Stockholders
BlackRock, Inc. and its affiliates (3) 40 East 52nd Street New York, NY 10022	6,206,276	14.9%

FMR LLC and its affiliates (4) 82 Devonshire Street Boston, MA 02109	5,375,283	12.9%

Kevin Douglas and related group (5) c/o 125 East Sir Francis Drake Blvd. Suite 400 Larkspur, CA 94903	3,242,800	7.8%

Invesco Ltd. and its affiliates (6) 1360 Peachtree Street NE Atlanta, GA 30309	2,143,730	5.2%

Directors
Gregory J. Yurek (7)	1,583,099	3.7%
Vikram S. Budhraja (8)	41,000	*
Peter O. Crisp (9)	146,603	*
Richard Drouin (10)	99,000	*
David R. Oliver, Jr. (11)	16,400	*
John B. Vander Sande (12)	50,000	*
John W. Wood, Jr. (13)	15,000	*

Other Named Executive Officers
David A. Henry (14)	58,114	*
Thomas M. Rosa (15)	—	*
Charles W. Stankiewicz (16)	129,866	*
Terry M. Winter (17)	30,618	*
Angelo R. Santamaria (18)	79,401	*
Alexis P. Malozemoff (19)	201,119	*

All directors and executive officers as a group (12 persons) (20)	2,445,995	5.6%

*	Less than 1%.

(1)	The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 2008, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(2)	To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 41,570,369 shares outstanding as of April 30, 2008, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after April 30, 2008 held by the stockholder in question.

(3)	Information is derived from the Schedule 13G filed on February 8, 2008 by BlackRock, Inc. and its affiliates and is as of December 31, 2007.

(4)	Information is derived from the Schedule 13G filed on February 14, 2008 by FMR LLC and its affiliates and is as of December 31, 2007.

(5)	Information is derived from responses to a questionnaire submitted to the company by Kevin Douglas, Michelle Douglas, James E. Douglas, III, Douglas Family Trust, James Douglas and Jean Douglas Irrevocable Descendants’ Trust on May 23, 2008.

(6)	Information is derived from the Schedule 13G filed on February 13, 2008 by Invesco Ltd. and its affiliates PowerShares Capital Management LLC and PowerShares Capital Management Ireland LTD and is as of December 31, 2007. PowerShares Capital Management LLC reports sole voting power and sole dispositive power with respect to 2,141,145 shares. PowerShares Capital Management Ireland LTD reports sole voting power and sole dispositive power with respect to 2,585 shares.

(7)	Includes 120,085 shares held jointly with Dr. Yurek’s wife (of which 73,000 shares are subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor), 1,462,262 shares subject to outstanding stock options, and 752 shares held indirectly through American Superconductor’s 401(k) plan.

(8)	Includes 30,000 shares subject to outstanding stock options.

(9)	Includes 3,000 shares held by Mr. Crisp’s wife and 80,000 shares subject to outstanding stock options. Mr. Crisp disclaims beneficial ownership of the shares held by his wife.

(10)	Includes 80,000 shares subject to outstanding stock options.

(11)	Includes 10,000 shares subject to outstanding stock options.

(12)	Includes 40,000 shares subject to outstanding stock options.

(13)	Includes 10,000 shares subject to outstanding stock options.

(14)	Includes 55,000 shares subject to certain restrictions on transfer and risk of forfeiture in favor of American Superconductor and 114 shares held indirectly through American Superconductor’s 401(k) plan.

(15)	Mr. Rosa, our former principal financial officer, resigned from American Superconductor effective July 9, 2007.

(16)	Includes 76,982 shares subject to outstanding stock options, 8,000 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 3,533 shares held indirectly through American Superconductor’s 401(k) plan.

(17)	Includes 18,500 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 1,410 shares held indirectly through American Superconductor’s 401(k) plan. Mr. Winter is no longer an executive officer of American Superconductor, but this information is required to be disclosed because Mr. Winter is a “named executive officer.”

(18)	Includes 60,000 shares subject to outstanding stock options, 12,000 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 1,401 shares held indirectly through American Superconductor’s 401(k) plan.

(19)	Includes 107,000 shares subject to outstanding stock options, 22,500 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 3,619 shares held indirectly through American Superconductor’s 401(k) plan.

(20)	Includes 1,966,244 shares subject to outstanding stock options, 157,500 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 9,812 shares held indirectly through American Superconductor’s 401(k) plan.

CORPORATE GOVERNANCE

Our Board has long believed that good corporate governance is important to ensure that American Superconductor is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our committee charters, corporate governance guidelines and code of conduct described below have been posted to our website at www.amsc.com. Alternatively, you can request a copy of any of these documents by writing our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or by calling (978) 842-3177.

Members of the Board

Set forth below, for each director, are his name and age, his positions (if any) with us, his principal occupation and business experience during the past five years, the names of other public companies of which he serves as a director and the year of the commencement of his term as a director of American Superconductor. Each of Messrs. Yurek, Budhraja, Crisp, Drouin, Oliver, Vander Sande and Wood is a nominee for election to the Board at the Annual Meeting.

Gregory J. Yurek, age 61, co-founded American Superconductor in 1987 and has been chief executive officer since December 1989, president since June 2005 and chairman of the Board since October 1991. Dr. Yurek also served as president from March 1989 to February 2004, as vice president and chief technical officer from August 1988 until March 1989 and as chief operating officer from March 1989 until December 1989. Prior to joining American Superconductor, Dr. Yurek was a professor of Materials Science and Engineering at MIT for 12 years. He is a director of Nanosys, Inc. Dr. Yurek has been a director of American Superconductor since 1987.

Vikram S. Budhraja, age 60, has been president of Electric Power Group, LLC, a Pasadena, California-based consulting firm that provides management and strategic consulting services to the electric power industry, since January 2000. From 1977 to January 2000, Mr. Budhraja served in several key senior management positions at Edison International, the parent company of Southern California Edison, including: president of Edison Technology Solutions; senior vice president and head of the Power Grid Business Unit of Southern California Edison; and vice president of System Planning, Fuels and Operations of Southern California Edison. He chairs the Consortium for Electric Reliability Technology Solutions (CERTS) and worked with the U.S.-Canadian Power Systems Outage Task Force that was formed to investigate the root causes of the August 14, 2003 power blackout in the Northeast. Mr. Budhraja has previously served as a director of several organizations, including the California Independent System Operator Corporation and SoftSwitching Technologies. Mr. Budhraja has been a director of American Superconductor since March 2004.

Peter O. Crisp, age 75, served as vice chairman of Rockefeller Financial Services, Inc. from December 1997 until September 2004. From 1969 to 1997, he was a general partner of Venrock Associates, a venture capital firm based in New York. Mr. Crisp served as a director of United States Trust Corporation until August 2004. He is currently a director of several private companies. Mr. Crisp has been a director of American Superconductor since 1987.

Richard Drouin, age 76, is counsel at McCarthy Tétrault, a Canadian law firm. Until December 2006, he was chairman of Abitibi Consolidated, the world’s largest newsprint manufacturer. Mr. Drouin was the chairman and chief executive officer of Hydro-Quebec, a public electric utility based in Canada, from April 1988 to September 1995. He is a director of Gesca and President’s Choice Bank, chairman of the board of Stonebridge Financial and chairman of the Board of Trustees of the North American Electric Reliability Corporation. Mr. Drouin has been a director of American Superconductor since 1996.

David R. Oliver, Jr., age 66, has been executive vice president of European Aeronautic Defense and Space Company North America (EADS NA) since January 2008. Mr. Oliver served as chief operating officer of the defense division of EADS NA for most of the four years preceding January 2008 except when he was running the EADS portion of the capture effort for the Air Force Tanker program (one of the largest Defense programs ever completed). Before joining EADS NA, Mr. Oliver was stationed in Baghdad as Director of Management and Budget for the Coalition Forces. Prior to that, he served as the United States’ Principal Deputy Under Secretary of Defense for Acquisition and Technology. Mr. Oliver also previously held management positions at both Westinghouse Electric and Northrop Grumman. In the Navy, he commanded both diesel and nuclear submarines as well as two submarine groups in the Cold War. His last Navy appointment was as Principal Deputy to the Assistant Secretary of the Navy for Research, Development and Acquisition. Rear Admiral (retired) Oliver’s military decorations include the Defense and Navy Distinguished Service Medals as well as six awards of the Legion of Merit. Mr. Oliver has been a director of American Superconductor since September 2006.

John B. Vander Sande, age 64, co-founded American Superconductor. He is the Cecil and Ida Green Distinguished Professor of Material Science, emeritus, at MIT specializing in the microstructure of materials and was associate dean and acting dean of engineering at MIT from 1992 to 1999. He was founding executive director of the Cambridge-MIT Institute from 1999 to January 2003. Dr. Vander Sande has been a director of American Superconductor since 1990.

John W. Wood, Jr., age 64, served as chief executive officer of Analogic Corporation, a leading designer and manufacturer of medical imaging and security systems, from 2003 through 2006, and is currently a consultant. Prior to joining Analogic, he held senior executive positions over a 22-year career at Thermo Electron Corporation. Most recently, Mr. Wood served as president of Peek Ltd., a division of Thermo Electron Corporation, and as a senior vice president of the parent company. He previously served as president and chief executive officer of Thermedics, a subsidiary of Thermo Electron. Mr. Wood is a director of ESCO Corporation. Mr. Wood has been a director of American Superconductor since December 2006.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of American Superconductor and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of our directors is to oversee the management of our company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	the Board, in conjunction with the Compensation Committee, shall be responsible for reviewing and approving a management succession plan, including succession planning for our chief executive officer;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Mr. Budhraja, Mr. Crisp, Mr. Drouin, Mr. Oliver, Dr. Vander Sande and Mr. Wood do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies criteria set forth in our corporate governance guidelines, such as the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, interest and ability to understand conflicts of interest and ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws, and the candidate’s name, age, address and resume to our Corporate Secretary at American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434. If our Board decides to nominate a stockholder-recommended candidate, then we will include his or her name in the proxy statement and proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2009 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy statement or proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met nine times during fiscal 2007, either in person or by teleconference. During fiscal 2007, each director attended at least 92% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

All of our directors attended the 2007 Annual Meeting of Stockholders. Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders.

Board Committees

Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.amsc.com. The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	sole and direct responsibility for appointing, compensating, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	taking, or recommending that the full Board take, appropriate action to oversee the independence of our independent registered public accounting firm;

•

sole and direct responsibility for overseeing the work of our independent registered public accounting firm, including resolution of disagreements between our management and independent registered public accounting firm regarding financial reporting;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	overseeing our internal audit function;

•	establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying related person transactions; and

•	preparing the Audit Committee Report required by SEC rules (which is included on page 13 of this proxy statement).

The current members of the Audit Committee are Mr. Wood (chairman), Dr. Vander Sande and Mr. Oliver. The Audit Committee met nine times during fiscal 2007. The Board has determined that Mr. Wood is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and making a recommendation to the Board with respect to the chief executive officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our incentive compensation and equity-based plans;

•	retaining, if desired, any compensation consultant to be used to assist in the evaluation of executive officer compensation;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and making recommendations, upon the Board’s request, to the Board relating to management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 15 of this proxy statement; and

•	preparing the Compensation Committee Report required by SEC rules, which is included on page 31 of this proxy statement.

The current members of the Compensation Committee are Mr. Crisp (chairman), Mr. Drouin, Dr. Vander Sande and Mr. Budhraja. The Compensation Committee met five times during fiscal 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;

•	recommending to the Board the persons to be elected to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines applicable to us; and

•	overseeing the evaluation of the Board.

The current members of the Nominating and Corporate Governance Committee are Mr. Drouin (chairman), Mr. Crisp and Mr. Wood. The Nominating and Corporate Governance Committee met four times during fiscal 2007.

Executive Compensation Process

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance objectives are determined and set forth in writing at the beginning of each fiscal year for American Superconductor as a whole and for each executive individually. Annual corporate objectives are proposed by management, reviewed by the Compensation Committee and approved by the Board. These corporate objectives target the achievement of specific operational milestones. Annual individual objectives focus on contributions that facilitate the achievement of the corporate objectives and are set during the first quarter of each fiscal year. Individual measurable objectives are proposed by each executive, reviewed by the chief executive officer, and formed on the basis of recommendations to the Compensation Committee and the Board with regard to executive compensation. Annual salary increases, annual bonuses, and annual stock option grants and restricted stock grants to our executives are tied to the achievement of these corporate and individual performance objectives.

The Compensation Committee has delegated to Mr. Yurek, our chief executive officer, the authority to make stock option grants and grants of restricted stock awards under our stock incentive plans other than the 2007 Director Stock Plan, subject to limitations set by the Compensation Committee, to our employees other than executive officers.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our chief financial officer is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our chief financial officer considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board c/o Chief Financial Officer, American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and accounting officer, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.amsc.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our code.

Audit Committee Report

The Audit Committee has reviewed American Superconductor’s audited financial statements for the fiscal year ended March 31, 2008 and has discussed these financial statements with management and American Superconductor’s independent registered public accounting firm.

Management is responsible for American Superconductor’s internal controls and the financial reporting process, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, or GAAP. American Superconductor’s independent registered public accounting firm is responsible for performing an independent audit of American Superconductor’s financial statements in accordance with GAAP and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with American Superconductor’s management, internal accounting, financial and auditing personnel, and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of American Superconductor’s financial statements;

•	American Superconductor’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	changes in American Superconductor’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of American Superconductor’s internal controls and accounting, financial and auditing personnel.

Management represented to the Audit Committee that American Superconductor’s financial statements had been prepared in accordance with GAAP.

The Audit Committee also discussed with PricewaterhouseCoopers LLP, American Superconductor’s independent registered public accounting firm, American Superconductor’s audited financial statements and the matters required to be discussed by applicable accounting standards and Audit Committee rules, including the matters required by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

American Superconductor’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with American Superconductor’s independent registered public accounting firm their independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of American Superconductor that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

By the Audit Committee of the Board.

John W. Wood, Jr., Chairman

John B. Vander Sande

David R. Oliver, Jr.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of our Board oversees our executive compensation program, pursuant to authority established in the Compensation Committee Charter. The Compensation Committee reviews and approves all compensation decisions relating to our executive officers, except for the chief executive officer. The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to the full Board; the full Board decides the compensation of our chief executive officer.

Our executive compensation program is designed to meet three principal objectives:

•	Attract and retain executive officers who contribute to our long-term success;

•	Align compensation with our short- and long-term business objectives; and

•	Motivate the executive officers to provide superior performance that will build long-term stockholder value.

These objectives collectively seek to link executive compensation to our overall company performance, which help to ensure that the interests of our executives are aligned with the interests of our stockholders. We believe that American Superconductor has successfully achieved these objectives as demonstrated by the fact that the average tenure at American Superconductor of our named executive officers is 10 years.

The Compensation Committee’s decisions regarding executive compensation during fiscal 2007 were based on achieving the above objectives, with an emphasis on:

•	increasing long-term stockholder value by increasing earnings before interest, other income (expense), taxes, depreciation, amortization and stock-based compensation (EBITDAS);

•	improving operational performance by increasing revenue, cash flow and orders;

•	taking into account the nature and scope of the named executive officer’s position and responsibilities, including considerations of pay equity among the named executive officers; and

•	providing compensation opportunities that are competitive in the marketplace.

In setting executive compensation for fiscal 2007, the Compensation Committee established salary levels, approved annual equity awards and established an executive incentive cash bonus plan with performance metrics that reflected our annual operating plan and strategic priorities for fiscal 2007. For fiscal 2007, the Compensation Committee established EBITDAS and individualized objectives relating to additional equity financing, revenue, cash flow, orders and manufacturing performance to promote our short-term and long-term business success. With respect to each of the foregoing decisions, the Compensation Committee used analytic tools and considered multiple viewpoints, to ensure that its decisions were informed and equitable and that our executive compensation program achieved its objectives.

The Compensation Committee’s Process

The Compensation Committee has a process to help ensure that our executive compensation program meets its principal objectives. In making compensation decisions, the Compensation Committee considers a wide variety of information including how each compensation decision ties to its total compensation philosophy, advice of our vice president of human resources and the thoughts of our chief executive officer and other Board members.

Our vice president of human resources regularly attends Compensation Committee meetings to provide information and recommendations regarding our executive compensation program. Among other things, she performs extensive analysis of marketplace practices for executive pay, makes recommendations to our chief executive officer on compensation matters for all officers and compiles other relevant data at the request of the Compensation Committee. The Compensation Committee retains outside compensation consultants periodically to provide an independent assessment of executive and Board compensation, including benchmarking with a cross section of companies. The Compensation Committee did not retain any outside compensation consultants in fiscal 2007, but did so in fiscal 2006.

Our chief executive officer is actively involved in the executive compensation process. Our chief executive officer reviews the performance of each of the executive officers (other than his own) and makes recommendations to the Compensation Committee regarding the salary and long-term incentive awards for executive officers other than himself, as well as the executive compensation program’s impact on attracting, retaining and motivating the level of executive talent necessary to achieve and exceed our company goals. The Compensation Committee is not bound by such recommendations, but generally takes them into consideration before making final determinations about the compensation of executive officers other than our chief executive officer.

The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to the full Board. The full Board decides the compensation of our chief executive officer.

The Compensation Committee also considers information relevant to each executive’s specific situation including the executive’s marketability and the availability or scarcity of other qualified candidates, inside and outside our company, who could replace the executive should he or she leave American Superconductor.

In determining equity compensation, the Compensation Committee considers levels of past performance, performance potential, retention risk and the value of the equity compensation needed to keep the total compensation opportunity level competitive and consistent with our compensation philosophy.

Compensation Mix

The Compensation Committee relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. We seek to achieve our executive compensation objectives through the use of four compensation components, which are summarized in the table below.

Compensation Component	Principal Contributions to Compensation Objectives	Comments and Results
Base salary	• Attracts and retains talented executives with annual salary that reflects the executive’s performance, skill set and opportunities in the marketplace.

•     Only component of compensation that is guaranteed.

•     Can be most influenced by individual performance.

•     Comprised 21% to 39% of total compensation for our named executive officers (other than Mr. Rosa) in fiscal 2007.

Performance-based annual cash bonuses	• Focuses executives on annual financial and operating results.	• Payout target ranges from 35% to 50% of base salary and

Compensation Component	Principal Contributions to Compensation Objectives	Comments and Results
• Links compensation to stockholder interests. • Enables total cash compensation to remain competitive within the marketplace for executive talent.

depends upon company-wide and/or business unit performance relative to EBITDAS, additional equity financing, revenue, cash flow, orders and manufacturing performance, among other factors.

•     0% to 156% of target payout can be achieved.

•     Total cash compensation (base salary plus performance-based annual cash bonus) comprised 34% to 59% of total compensation for our named executive officers (other than Mr. Rosa) in fiscal 2007.

Long-term equity incentives	• Retains a successful and tenured management team.

•     Time-based stock options and restricted stock.

•     Long-term equity incentives comprised 41% to 66% of total compensation for our named executive officers (other than Mr. Rosa) in fiscal 2007.

•     Long-term equity incentives combined with performance-based annual cash bonus brings “at risk” fiscal 2007 compensation to a range of 61% to 79% of total compensation for the named executive officers.

Severance and change-in-control benefits

•     Helps to attract and retain talented executives with benefits that are comparable to those offered by companies with whom we compete for talent.

•     Incentivizes management to maximize stockholder value.

•     Each severance agreement provides for certain severance benefits, primarily salary and health benefits, in the event that the executive’s employment is terminated under certain circumstances. The severance periods range from 12 months to 36 months.

•     The stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change-in-control of our company.

While the Compensation Committee independently evaluates each of the compensation components discussed in the above table, it places greater emphasis on the sum of base salary, performance-based annual cash bonuses and long-term equity incentives rather than any one component because of their combined greater potential to influence our named executive officers’ performance. The Compensation Committee believes, and our pay mix reflects, that a substantial portion of the compensation for our named executive officers should be “at risk” and aligned with our stockholders’ interests.

Base salary.

Base salaries are set once per year as part of the compensation review process. The Compensation Committee assessed a number of factors in determining base salary adjustments for our executive officers for fiscal 2007 including:

•	level of job responsibility;

•	individual, business unit and overall company performance; and

•	competitiveness with salaries paid to executive officers in similar positions, industries and geographic locations.

Based on its assessment of the foregoing factors, together with its own business experience and judgment, the Compensation Committee approved the changes below to the annual base salaries of our executive officers. The change to the annual base salary of Mr. Yurek was recommended by the Compensation Committee and approved by the Board. These changes were effective as of April 1, 2007.

Gregory J. Yurek – increased from $495,000 to $520,000

Thomas M. Rosa – remained at $200,000

Charles W. Stankiewicz – increased from $220,000 to $265,000

Terry M. Winter – remained at $240,000

Angelo R. Santamaria – increased from $172,000 to $195,000

Alexis P. Malozemoff – increased from $218,216 to $226,900

Mr. Henry commenced his employment with the company on July 9, 2007 with an annual base salary of $250,000.

In connection with the adjustments to base salaries, we paid a one-time bonus to Mr. Santamaria to reflect the significant additional responsibilities assumed in connection with his promotion to Vice President, Global Manufacturing Operations, in August 2007.

Performance-Based Annual Cash Bonuses.

The Compensation Committee believes cash bonuses are an important factor in rewarding and motivating our executive officers. The Compensation Committee establishes a cash incentive plan for our executive officers on an annual basis, typically early in the fiscal year.

On June 11, 2007, the Compensation Committee, as well as the Board, approved an executive incentive plan for fiscal 2007 covering all of our executive officers. Under the plan, the Compensation Committee established EBITDAS; individualized objectives relating to additional equity financing, revenue, cash flow, orders and manufacturing performance, among others; and individual contributions to our financial and non-financial objectives as the performance metrics for the payment of cash bonus awards for fiscal 2007. The Compensation Committee assigned the following weighting to each such metric:

•	our company’s EBITDAS for fiscal 2007 as compared to the target established by the Compensation Committee – 40%

•

the executive’s achievement of individual measurable objectives during fiscal 2007 as determined by the Board (in the case of our chief executive officer) or the Compensation Committee, which varied among the executive officers – 40%

•	the executive’s overall contribution during fiscal 2007 toward the achievement of our company’s financial and non-financial objectives – 20%

Under the terms of the fiscal 2007 executive incentive plan, the Compensation Committee designated for each executive officer a target cash bonus incentive amount between 35% and 50% of such executive officer’s base salary for fiscal 2007. The amount of the target cash bonus award actually paid to each executive officer could have been less than or greater than the executive’s target cash bonus incentive, with the amount capped at 156% of the target cash bonus incentive amount. If less than 80% of a particular quantitative objective was achieved, no payment was received with respect to that component of the bonus plan.

The Compensation Committee is responsible for determining the cash payout under the plan to each executive officer other than the chief executive officer. The Board determines the payout under the plan for the chief executive officer, taking into account the recommendation received from the Compensation Committee.

The following summarizes the performance-based annual cash opportunity for the named executive officers under each performance metric under the fiscal 2007 executive incentive plan.

Milestones and achievement for the EBITDAS (40%) bonus measure: All of the named executive officers had an incentive EBITDAS threshold that had to be met before payout could be earned on an incentive EBITDAS measure. The fiscal 2007 milestones and achievement levels for our company’s EBITDAS measure are shown below. An executive’s payout on this measure was based on a corresponding level of results so the Compensation Committee did not need to apply discretion.

Fiscal 2007 Milestones and Achievement for Company EBITDAS
		Threshold (80%)		Target (100%)		Maximum (156%)
EBITDAS	EBITDAS Milestones:	$(14.0M	)	$(11.7M	)	$(10.1M	)
	EBITDAS Achievement:					$(9.1M	)
Bonus Opportunity	% Achievement:					156%

Our company’s EBITDAS achievement for fiscal 2007 exceeded maximum-level expectations, resulting in a bonus payout that was 156% of the target bonus opportunity for this measure.

Individual measurable objectives (40%): The cash bonus payment to each named executive officer under this measure depended upon achievement of performance objectives specific to each named executive officer. These performance objectives were established at the beginning of fiscal 2007 and relate specifically to each officer’s function and department. The Compensation Committee (or, in the case of the chief executive officer, the Board) awarded target bonuses under this measure to each named executive officer as follows:

Name	Total Payout	% of Target Bonus Opportunity
Gregory J. Yurek	$162,240	156%
David A. Henry	$62,400	156%
Thomas A. Rosa (1)	$—	—
Charles W. Stankiewicz	$81,120	156%
Terry M. Winter	$33,600	70%
Angelo R. Santamaria	$1,872	6%
Alexis P. Malozemoff	$36,213	114%

(1)	Mr. Rosa resigned from the company effective July 9, 2007 and was ineligible to receive a cash bonus.

Dr. Yurek’s individual performance objectives were tied to new orders and the company’s attainment of additional equity financing. Mr. Henry’s individual performance objectives were tied to the company’s year-end cash balance and attainment of additional equity financing. Mr. Stankiewicz’s individual performance objectives were tied to business unit new orders, business unit EBITDAS before corporate allocations and business unit revenue. Mr. Winter’s individual performance objectives were tied to the company’s relocation, a contract restructuring, the implementation of a corporate document retention policy and the implementation of an integrated safety program. Mr. Santamaria’s individual performance objectives were tied to business unit new orders, business unit EBITDAS before corporate allocations, business unit revenue and manufacturing performance. Finally, Mr. Malozemoff’s individual performance objectives were tied to the completion of certain license agreements, new government orders and patent related matters.

Executive contribution to company’s achievement of financial and non-financial objectives – subjective performance measure (20%): Each named executive officer was also evaluated upon his overall contribution during fiscal 2007 toward the achievement of our company’s financial and non-financial objectives. Assessment of achievement for these objectives was evaluated on the basis of a number of pre-determined factors relating to outcomes, timing, process, communication and leadership. The Compensation Committee (or, in the case of the chief executive officer, the Board) had discretionary authority to determine whether, and to what extent, these objectives had been achieved.

The Compensation Committee (or, in the case of the chief executive officer, the Board) determined that each executive officer, other than Mr. Rosa who was ineligible to receive a cash bonus, met maximum-level expectations and earned a bonus payout that was 156% of the target bonus opportunity for this measure.

Overall payout results: On May 15, 2008, the Compensation Committee (or, in the case of the chief executive officer, by the Board), approved the following payouts under the fiscal 2007 executive incentive plan:

Name	Cash Bonus Paid
Gregory J. Yurek	$405,600
David A. Henry	$117,000
Thomas M. Rosa	$—
Charles W. Stankiewicz	$202,800
Terry M. Winter	$145,920
Angelo R. Santamaria	$75,000
Alexis P. Malozemoff	$110,545

Equity Incentives.

The Compensation Committee uses stock-based awards to retain executive officers and align their interests with those of our stockholders. Historically, the Compensation Committee granted stock-based awards to our executive officers purely in the form of stock options that vested in installments over multiple years, with an exercise price equal to the closing market price of our common stock on the date of grant. Recent changes in the accounting treatment for stock options in relation to Statement of Financial Accounting Standards No. 123(R) have made stock option grants a less attractive form of compensation for companies. While we continue to use stock options as a form of incentive for employees and executive officers, the Compensation Committee has increasingly relied on the award of shares of restricted stock to our executive officers. The Compensation Committee believes shares of restricted stock provide an equally motivating form of incentive compensation, minimize stock compensation expenses and reduce the potential dilution of our shares.

We generally grant options and shares of restricted stock to executive officers and other employees upon their initial hire, in connection with a promotion, and annually based on merit. To determine the amount of stock-based awards granted to executive officers, our Compensation Committee considers the performance of the individual and our company, historic stock-based awards and the awards made to those in similar positions at comparable companies.

The Board and Compensation Committee typically meet in early May to review company performance for the prior fiscal year. At such time, the Board (in the case of our chief executive officer) and the Compensation Committee also review the performance of the executive officers over the prior fiscal year and grant restricted stock or stock options to the executive officers.

American Superconductor has no specific program, plan or practice regarding the timing of option grants vis-à-vis the release of material non-public information. Our practice has been to grant awards when the Board or the Compensation Committee has completed its analyses and decisions with respect to such grants, and no attempt has been made to take advantage of material non-public information by timing grants to occur before the release of positive information or after the release of negative information.

Benefits.

We offer a comprehensive benefits package to all full-time employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans. The 401(k) plan includes a matching component where we will match $0.50 (this was increased from $0.35 in October 2007) on the dollar of an employee’s contribution up to a maximum of 6 percent of their wages in the form of our stock. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

Severance and Change-in-Control Benefits

We have entered into agreements with each of our executive officers that provide them with severance benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. In addition, the stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company. These agreements, along with estimates of the value of the benefits payable under them, are described below under the caption “Employment Agreements and Severance Agreements with Named Executive Officers.”

We believe providing these benefits helps us compete for and retain executive talent. After reviewing the practices of comparable companies, we believe that our severance and change-in-control benefits are generally in line with those provided to executives by comparable companies.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits public companies from taking a tax deduction for compensation in excess of $1,000,000 paid to its named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally structure our equity awards to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. We periodically review the potential consequences of Section 162(m) on the other components of our executive compensation program. We will structure arrangements to comply with the Section 162(m) exceptions where we believe it to be feasible. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table contains information with respect to the compensation for fiscal 2007 of our principal executive officer, our principal financial officer, our former principal financial officer, our three other most highly compensated executive officers who were serving as executive officers on March 31, 2008 and an additional individual who served as an executive officer during part of fiscal 2007 for whom disclosure is required pursuant to SEC rules. We refer to the executive officers identified in this table as the “named executive officers.”

Name and Principal Position	Fiscal Year (1)	Salary		Bonus			Stock Awards (2)		Option Awards (2)		Non-Equity Incentive Plan Compensation (3)		All Other Compensation (4)		Total
Gregory J. Yurek President and Chief Executive Officer	2007 2006	$ $	520,000 495,000	$ $	— —		$ $	412,836 225,930	$ $	614,030 405,048	$ $	405,600 209,484	$ $	7,323 7,087	$ $	1,959,789 1,342,549
David A. Henry Senior Vice President, Chief Financial Officer and Treasurer (5)	2007		$182,692		$—			$278,252		$287,882		$117,000		$3,961		$869,787
Thomas M. Rosa Former Chief Financial Officer (6)	2007 2006	$ $	222,688 200,000	$ $	— —		$ $	(197 98,741)	$ $	3,987 49,954	$ $	— 30,032	$ $	3,014 6,731	$ $	229,492 385,458
Charles W. Stankiewicz Executive Vice President and General Manager, AMSC Power Systems and Americas/Europe	2007 2006	$ $	265,000 220,000	$ $	— 25,000	(7)	$ $	88,857 110,438	$ $	286,514 42,032	$ $	202,800 100,000	$ $	7,544 6,701	$ $	850,715 504,171
Terry M. Winter Executive Vice President, Projects (8)	2007 2006	$ $	240,000 240,000	$ $	— —		$ $	133,144 158,956	$ $	146,516 302,235	$ $	145,920 88,128	$ $	7,279 6,563	$ $	672,859 795,882
Angelo R. Santamaria Vice President, Global Manufacturing Operations	2007 2006	$ $	195,000 172,000	$ $	15,000 —	(9)	$ $	57,738 104,887	$ $	287,458 58,306	$ $	75,000 58,342	$ $	7,357 5,837	$ $	637,553 399,372
Alexis P. Malozemoff Executive Vice President and Chief Technical Officer	2007 2006	$ $	226,900 218,216	$ $	— —		$ $	114,268 147,959	$ $	120,578 59,932	$ $	110,545 40,937	$ $	7,416 6,649	$ $	579,707 473,693

(1)	Refers to the fiscal years ended March 31, 2008 (fiscal 2007) and March 31, 2007 (fiscal 2006).

(2)	The amounts shown reflect the dollar amounts computed for financial statement reporting purposes for fiscal 2007 and fiscal 2006 in accordance with FAS 123R, excluding an estimate of forfeitures, of restricted stock awards and options granted in and prior to those fiscal years. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 9 to our audited consolidated financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the SEC on May 29, 2008.

(3)	The amounts in this column reflect cash bonuses paid under our executive incentive plans for fiscal 2007 and fiscal 2006. See “Compensation Discussion and Analysis — Compensation Mix – Performance-Based Annual Cash Bonuses” above for a description of the plan for fiscal 2007.

(4)	All Other Compensation is comprised of the following amounts:

Name	Fiscal Year (1)	Life Insurance Premiums	Defined Contributions for 401(k) Stock Match
Gregory J. Yurek	2007	$7,323	$—
	2006	7,087	—
David A. Henry (5)	2007	1,942	2,019

Thomas M. Rosa (6)	2007	615	2,399
	2006	1,846	4,885
Charles W. Stankiewicz	2007	1,963	5,581
	2006	1,963	4,738
Terry M. Winter (8)	2007	1,939	5,340
	2006	1,939	4,624
Angelo R. Santamaria	2007	1,820	5,537
	2006	1,606	4,231
Alexis P. Malozemoff	2007	1,934	5,482
	2006	1,931	4,718

The life insurance premium amounts in the table above reflect premiums paid by us for life insurance for which the named executive is the named beneficiary. The amount disclosed with respect to Mr. Yurek includes $4,863 of premiums paid by us for a term life insurance policy on which his wife is the beneficiary.

(5)	Mr. Henry joined us as our chief financial officer in July 2007.

(6)	Mr. Rosa resigned from the company effective July 9, 2007.

(7)	Represents a cash relocation bonus received by Mr. Stankiewicz in April 2006.

(8)	Mr. Winter served as an executive officer during part of fiscal 2007, but is required to be disclosed pursuant to SEC rules.

(9)	Represents a special promotion bonus received by Mr. Santamaria in fiscal 2007.

Grants of Plan-Based Awards Table

The following table contains information concerning each grant of an option or restricted stock award made during fiscal 2007 to the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Under- lying Options (#)(8)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (9)
		Threshold $ (2)	Target $ (3)	Maximum $ (4)	—		—	—	—
Gregory J. Yurek		78,000	260,000	405,600
	5/15/07				10,000	(5)			145,500
	5/15/07						136,256	14.55	1,101,780
	5/15/07						13,744	14.55	111,135
David A. Henry		30,000	100,000	156,000
	7/9/07				3,000	(5)			65,610
	7/9/07						85,428	21.87	1,122,720
	7/9/07						4,572	21.87	60,087
	7/9/07				30,000	(6)			656,100
	7/9/07				25,000	(7)			546,750
Thomas M. Rosa	—	—	—	—	—		—	—	—
Charles W. Stankiewicz		39,000	130,000	202,800
	5/15/07						99,384	14.55	803,629
	5/15/07						20,616	14.55	166,703
Terry M. Winter		36,000	120,000	187,200			—	—
Angelo R. Santamaria		20,592	78,000	121,680
	5/15/07						83,128	14.55	672,181
	5/15/07						6,872	14.55	55,568
Alexis P. Malozemoff		16,667	79,415	123,887
	5/15/07						25,975	14.55	210,036
	5/15/07						19,025	14.55	153,838

(1)	Reflects the threshold, target and maximum cash bonus amounts under our executive incentive plan for fiscal 2007. Mr. Henry’s cash bonus amounts were pro-rated for the portion of fiscal 2007 in which Mr. Henry was employed by the company. See “Compensation Discussion and Analysis — Compensation Mix — Performance- Based Annual Cash Bonuses” above for a description of this plan. The amounts actually paid to the named executive officers under this plan are shown above in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Reflects the total minimum amount that would have been earned if the minimum targets for all of the annual metrics had been achieved.

(3)	Reflects the total amount that would have been earned if the targeted annual metrics had been achieved.

(4)	Reflects the total maximum amount that would have been earned if the maximum targets for all of the annual metrics had been achieved.

(5)	Restricted stock awards vested upon grant.

(6)

Restricted stock award vests as follows: 5,000 shares on 1st anniversary of grant date, 10,000 shares on 2nd anniversary of grant date, and 15,000 shares on 3rd anniversary of grant date. Unvested restricted stock awards will expire immediately upon the termination of the officer’s employment.

(7)	Restricted stock award vests upon the earlier to occur of (a) 4 consecutive quarters of U.S. GAAP profitability, or (b) 5 years following the grant date.

(8)	Unvested options will expire immediately upon the termination of the officer’s employment. Upon a change in control, any unvested options will immediately vest.

(9)	Grant date fair value represents the FAS 123R value of the restricted stock award or option as of the grant date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table contains information regarding unexercised stock options and unvested restricted stock awards held by our named executive officers as of March 31, 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (26)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (26)
Gregory J. Yurek	7,959	(1)	—		—	12.56	05/14/2008	—		—	—		—
	9,303	(2)	—		—	10.75	04/20/2009	—		—	—		—
	250,000	(3)	—		—	25.62	04/11/2010	—		—	—		—
	750,000	(4)	—		—	32.56	07/28/2010	—		—	—		—
	50,000	(5)	—		—	15.19	04/27/2011	—		—	—		—
	45,000	(6)	—		—	7.81	04/23/2012	—		—	—		—
	85,000	(7)	—		—	3.53	05/09/2013	—		—	—		—
	30,000	(8)	—		—	12.80	05/06/2014	—		—	—		—
	138,750	(9)	46,250	(9)	—	9.26	05/05/2015	—		—	—		—
	—		150,000	(10)	—	14.55	05/15/2017	—		—	—		—
	—		—		—	—	—	—		—	20,000	(25)	463,800
	—		—		—	—	—	15,000	(14)	347,850	—		—
	—		—		—	—	—	8,000	(15)	185,520	—		—
	—		—		—	—	—	30,000	(16)	695,700	—		—
David A. Henry	—		90,000	(11)		21.87	07/09/2017
								25,000	(17)	579,750
								30,000	(18)	695,700
Thomas M. Rosa	—		—		—	—	—	—		—	—		—
Terry M. Winter	—		12,500	(12)	—	11.41	07/27/2015	—		—	—		—
								2,500	(19)	57,975
								4,000	(20)	92,760
	—		—		—	—	—	12,000	(21)	278,280	—		—
Charles W. Stankiewicz	15,000	(3)	—		—	25.62	04/11/2010	—		—	—		—
	5,000	(5)	—		—	15.19	04/27/2011	—		—	—		—
	10,982	(6)	—		—	7.81	04/23/2012	—		—	—		—
	—		—		—	—	—	5,000	(22)	115,950	—		—
	6,000	(8)	—		—	12.80	05/06/2014	—		—	—		—
	—		—		—	—	—	8,000	(23)	185,520	—		—
	—		120,000	(10)	—	14.55	05/15/2017	—		—	—		—
Angelo R. Santamaria	20,000	(13)	20,000	(13)		13.25	04/01/2014	—		—	—		—
	—		—		—	—	—	12,000	(21)	278,280	—		—
	—		90,000	(10)	—	14.55	05/15/2017	—		—	—		—
Alexis P. Malozemoff	15,000	(2)	—		—	10.75	04/20/2009	—		—	—		—
	20,000	(3)	—		—	25.62	04/11/2010	—		—	—		—
	15,000	(5)	—		—	15.19	04/27/2011	—		—	—		—
	17,000	(6)	—		—	7.81	04/23/2012	—		—	—		—
	15,000	(7)	—		—	3.53	05/09/2013				—		—
	—		—		—	—	—	4,500	(24)	104,355	—		—
	—		—		—	—	—	2,000	(15)	46,380	—		—
	7,500	(9)	2,500	(9)	—	9.26	05/05/2015	—		—	—		—
	—		—		—	—	—	16,000	(21)	371,040	—		—
	—		45,000	(10)	—	14.55	05/15/2017	—		—	—		—

(1)	These options were granted on May 14, 1998, vested in equal annual installments over a 5-year period, and were fully vested as of May 14, 2003.

(2)	These options were granted on April 20, 1999, vested in equal annual installments over a 5-year period, and were fully vested as of April 20, 2004.

(3)	These options were granted on April 11, 2000, vested in equal annual installments over a 5-year period, and were fully vested as of April 11, 2005.

(4)	These options were granted on July 28, 2000, vested in equal annual installments over a 5-year period, and were fully vested as of July 28, 2005.

(5)	These options were granted on April 27, 2001, vested in equal annual installments over a 5-year period, and were fully vested as of April 27, 2006.

(6)	These options were granted on April 23, 2002, vested in equal annual installments over a 5-year period, and were fully vested as of April 23, 2007.

(7)	These options were granted on May 9, 2003, vested in equal annual installments over a 3-year period, and were fully vested as of May 9, 2006.

(8)	These options were granted on May 6, 2004, vested in equal annual installments over a 3-year period, and were fully vested as of May 6, 2007.

(9)	These options were granted on May 5, 2005 and will be fully vested on May 5, 2008. 50% of the shares vested on May 5, 2006, 25% on May 5, 2007, and 25% will vest on May 5, 2008.

(10)	These options were granted on May 15, 2007, vested in equal annual installments over a 3-year period, and will be fully vested on May 5, 2010.

(11)	These options were granted on July 19, 2007 and will be fully vested on July 9, 2010.

(12)	These options were granted on July 27, 2005 and will be fully vested on July 27, 2008. 50% of the shares vested on July 27, 2006, 25% vested on July 27, 2007, and 25% will vest on July 27, 2008.

(13)	These options were granted on April 1, 2004, vest in equal annual installments over a 5-year period and will be fully vested on April 1, 2009.

(14)	These awards were granted on May 6, 2004, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments over a 6-year period, and will be fully vested as of May 6, 2010.

(15)	These awards were granted on May 5, 2005, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments over a 3-year period, and were fully vested as of May 5, 2008.

(16)	These awards were granted on July 26, 2006 and will fully vest on July 26, 2009.

(17)	These awards were granted on July 9, 2007, and will vest upon the earlier of (a) the attainment of both four consecutive quarters of US GAAP profitability and revenue of at least $100 million in a fiscal year, or (b) the fifth anniversary of the grant date.

(18)	These awards were granted on July 9, 2007, and will vest as follows: 5,000 shares on 1st anniversary of grant date, 10,000 shares on 2nd anniversary of grant date, and 15,000 shares on 3rd anniversary of grant date

(19)	These awards were granted on September 7, 2004, as amended on July 27, 2005. 50% of the shares vested on July 27, 2006, 25% vested on July 27, 2007 and the remaining 25% will vest on July 27, 2008.

(20)	These awards were granted on July 27, 2005, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments over a 3-year period, and will be fully vested as of July 27, 2008.

(21)

These awards were granted on July 26, 2006, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments on each May 3rd thereafter over a 3-year period, and will be fully vested as of May 3, 2009.

(22)	These awards were granted on April 23, 2002, and will vest upon the earlier of (a) the attainment of both four consecutive quarters of profitability and revenue of at least $100 million in a fiscal year, or (b) the sixth anniversary of the grant date and were fully vested as of April 23, 2008.

(23)	These awards were granted on March 1, 2006, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments over a 3-year period, and will be fully vested as of March 1, 2009.

(24)	These awards were granted on April 26, 2004, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments over a 6-year period, and will be fully vested as of April 26, 2010.

(25)	These award were granted on July 26, 2006 and will vest only if the stock price on the third anniversary of the grant date is at least 25% higher than it was on the grant date ($8.97 per share).

(26)	Based on $23.19 per share, the last sale price of our common stock on March 31, 2008.

Option Exercises and Stock Vested Table

The following table contains information concerning the exercise of stock options and vesting of restricted stock awards for each named executive officer during fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Gregory J. Yurek	347,738	$4,078,109	23,000	$337,380
David A. Henry	—	—	3,000	$65,610
Thomas M. Rosa	—	—	—	—
Charles W. Stankiewicz	93,351	$1,413,450	10,500	$217,865
Terry M. Winter	127,500	$1,806,512	12,500	$217,235
Angelo R. Santamaria	10,000	$167,500	8,500	$124,525
Alexis P. Malozemoff	56,500	$984,672	11,500	$168,060

(1)	Value realized on exercise is based on the closing sales price of our common stock on the NASDAQ Global Market on the date of exercise less the option exercise price.

(2)	Value realized upon vesting is based on the closing sales price of our common stock on the NASDAQ Global Market on the vesting date.

Employment Agreements and Severance Agreements with Executive Officers

We are party to severance agreements with each of our executive officers. Each severance agreement provides for certain severance benefits to the executive in the event that such executive’s employment is terminated:

•	by us without “cause” in the absence of a “change in control” of American Superconductor (as such terms are defined in the severance agreement); or

•	by us without cause or by the executive for “good reason” (as defined in the severance agreement) following a change in control of American Superconductor.

These benefits consist primarily of the continuation of the executive’s salary and employee benefits for a specified period of time following employment termination. These periods are as follows: Mr. Yurek — 36 months; Mr. Henry — 18 months; Mr. Stankiewicz — 18 months; Mr. Winter — 12 months; Mr. Santamaria — 12 months; and Mr. Malozemoff — 18 months.

Mr. Yurek and Mr. Malozemoff are each party to an employment agreement with us, dated as of December 4, 1991. The terms of severance for Mr. Yurek and Mr. Malozemoff set forth in their employment agreements are superseded by the severance provisions in their severance agreements during the term of the severance agreements. Under the terms of their employment agreements (as amended by their executive severance agreements), Mr. Yurek and Mr. Malozemoff each agree that, among other things, he will not engage in a business competitive with ours for the post-employment period during which each is entitled to receive severance benefits from us.

On June 28, 2007, the company and Mr. Rosa entered into a transition agreement pursuant to which Mr. Rosa’s employment with the Company terminated on July 9, 2007. The transition agreement provided Mr. Rosa with 42 weeks of base salary continuation and that, if Mr. Rosa elected to enroll in and continue his medical/dental insurance through COBRA, then the company would pay the company portion of his monthly premium payments for 42 weeks or until he obtained other employment, whichever occurred first.

The stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company.

The following table describes the potential payments and benefits that would be received by the named executive officers pursuant to these severance agreements, assuming that a qualifying termination of employment occurred on March 31, 2008. Actual amounts payable to each executive listed below upon his employment termination can only be determined definitively at the time of an executive’s actual termination.

Name	Salary continuation payments	Employee benefits (1)
Gregory J. Yurek	$1,560,000	$49,255
David A. Henry	$375,000	$29,326
Charles W. Stankiewicz	$397,500	$22,648
Terry M. Winter	$240,000	$7,763
Angelo R. Santamaria	$195,000	$16,985
Alexis P. Malozemoff	$340,350	$29,314

(1)	Calculated based on the estimated cost to us of providing these benefits at March 31, 2008.

The following table describes the value to the named executive officers pursuant to the acceleration-of-vesting provisions in his restricted stock and option awards and/or severance agreements, assuming that a change in control of American Superconductor occurred on March 31, 2008. The actual value of such acceleration to each executive listed below can only be determined definitively at the time of an executive’s actual termination.

Name	Value of option acceleration (1)	Value of restricted stock acceleration (2)
Gregory J. Yurek	$7,148,260	$1,692,640
David A. Henry	$118,800	$1,275,450
Charles W. Stankiewicz	$1,308,043	$301,340
Terry M. Winter	$147,250	$428,950
Angelo R. Santamaria	$1,175,200	$278,280
Alexis P. Malozemoff	$1,391,060	$521,710

(1)	Represents the number of option shares that would accelerate, multiplied by the excess of $23.19 per share (the last sale price of American Superconductor common stock on March 31, 2008) over the exercise price of the option.

(2)	Represents the number of shares of restricted stock that would accelerate, multiplied by the excess of $23.19 per share over the grant price of the restricted stock.

Director Compensation

Directors who are not our employees or the employee of any of our subsidiaries (referred to as Outside Directors) receive cash compensation as follows:

•	each Outside Director receives $20,000 as an annual retainer;

•	the chairman of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an annual retainer of $6,000, $4,000 and $3,000, respectively; and

•

each Outside Director who attends an “in person” meeting of the Board or a committee of the Board receives $1,500 per meeting; and each Outside Director who participates in a teleconference meeting of the Board or a committee of the Board receives $1,000 per meeting.

Pursuant to the 2007 Director Stock Plan, Outside Directors are granted equity awards on the following terms:

•	each Outside Director is granted an option to purchase 20,000 shares of common stock upon his or her initial election to the Board; and

•

each Outside Director is granted (for no cash consideration) 5,000 fully-vested shares of common stock three business days following each Annual Meeting of the Stockholders, provided that such Outside Director had served as a director for at least one year.

Each option granted under the 2007 Director Stock Plan has an exercise price equal to the fair market value of our common stock on the date of grant and becomes exercisable in equal annual installments over a two-year period. Those options become exercisable in full in the event of an acquisition of American Superconductor. The term of each option granted under the 2007 Director Stock Plan is 10 years, provided that, in general, an option may be exercised only while the director continues to serve as a director or within 60 days thereafter.

As with executive officers, the compensation packages for directors are intended to attract and retain high-quality individuals to provide oversight to our management team. Directors who are employees of American Superconductor receive no additional compensation for their service as directors.

The following table summarizes the compensation of our Outside Directors during fiscal 2007:

Name*	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)	All Other Compensation	Total
Vikram S. Budhraja	$36,000	$127,200	—	—	$163,200
Peter O. Crisp	$47,000	$127,200	—	—	$174,200
Richard Drouin	$46,000	$127,200	—	—	$173,200
David R. Oliver, Jr.	$42,000	$—	$65,773	—	$107,773
John B. Vander Sande	$49,500	$127,200	—	—	$176,700
John W. Wood , Jr.	$42,000	$—	$63,900	—	$105,900
Albert J. Baciocco, Jr.^	$12,500	$—	—	—	$12,500
Andrew G.C. Sage, II^	$11,000	$—	—	—	$11,000

*	Excludes Dr. Yurek, who served as our chief executive officer during fiscal 2007 and who received no compensation for service as a director. Dr. Yurek’s compensation as an executive is reported in the Summary Compensation Table included in this proxy statement.

^	Mr. Baciocco and Mr. Sage departed from our Board in August 2007.

(1)	The amounts shown reflect the dollar amounts computed for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123R, excluding an estimate of forfeitures, of restricted stock awards and options granted in and prior to fiscal 2007. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 9 to our audited consolidated financial statements for the fiscal 2007 included in our Annual Report on Form 10-K filed with the SEC on May 29, 2008.

(2)	Based on stock price of $25.44 on the grant date of August 8, 2007.

As of March 31, 2008, each Outside Director held options for the following aggregate number of shares of common stock:

Name	Number of shares
Vikram S. Budhraja	30,000
Peter O. Crisp	80,000
Richard Drouin	80,000
David R. Oliver, Jr.	10,000
John B. Vander Sande	40,000
John W. Wood, Jr.	10,000

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,879,699	(1)	$16.75	3,229,978	(2)
Equity compensation plans not approved by security holders	2,000	(3)	$28.75	—

Total	3,881,699		$16.75	3,229,978

(1)	Excludes shares issuable under our 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2008. Such shares are included in column (c).

(2)	In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2008, the 2,860,500 shares available for issuance under our 2007 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. The 2007 Director Plan had 280,000 shares available on March 31, 2008.

(3)	Represents 2,000 shares subject to outstanding non-qualified stock options granted to the former employees of Integrated Electronics, LLC (“IE”) in connection with our purchase of substantially all the assets of IE in June 2000.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Crisp (Chairman), Mr. Drouin, Dr. Vander Sande and Mr. Budhraja. No member of the Compensation Committee was at any time during fiscal 2007, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of American Superconductor has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

By the Compensation Committee of the Board.

Peter O. Crisp, Chairman

Richard Drouin

John B. Vander Sande

Vikram S. Budhraja

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider such information regarding the transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related person transactions during fiscal 2007.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are presently directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each director will be elected to hold office until the next Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal). Information about each nominee is set forth under “Corporate Governance — Members of the Board” beginning on page 8 of this proxy statement.

The Board recommends a vote FOR the election of Dr. Yurek, Mr. Budhraja, Mr. Crisp, Mr. Drouin, Mr. Oliver, Dr. Vander Sande and Mr. Wood as directors.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2008, and will offer a resolution at the Annual Meeting to ratify the designation. PricewaterhouseCoopers LLP or its predecessor company, Coopers & Lybrand LLP, has served as our independent registered public accounting firm since our inception. Although stockholder ratification is not required, the designation of PricewaterhouseCoopers LLP is being submitted for ratification at the Annual Meeting because American Superconductor believes it is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our registered public accounting firm, billed to us for each of the last two fiscal years:

	Fiscal Year Ended March 31,
Fee Category	2008	2007
Audit Fees (1)	$1,347,959	$809,710
Audit-Related Fees	—	—
Tax Fees (2)	150,417	61,229
All Other Fees	1,350	—

Total Fees	$1,499,726	$870,939

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. These fees include $200,000 of costs incurred in conjunction with our follow-on equity offering in fiscal 2007, and $189,960 of fees related to the audit of Windtec’s financial statements and the filing of a related Form 8-K/A in fiscal 2006.

(2)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate primarily to the preparation of original and amended tax returns, accounted for $25,619 and $43,229 in fiscal 2007 and 2006, respectively. Tax advice and tax planning services amounted to $106,798 and $18,000 in fiscal 2007 and 2006, respectively.

Pre–Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

OTHER MATTERS

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2009 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our 2009 Annual Meeting, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than February 25, 2009, which is 120 calendar days before the date our proxy statement was released to stockholders in connection with this year’s Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on August 7, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2009 Annual Meeting but not included in our proxy statement by May 9, 2009, but not before April 9, 2009, which is not less than 90 days nor more than 120 days prior to the anniversary date of this year’s Annual Meeting. However, in the event the 2009 Annual Meeting is scheduled to be held on a date before July 18, 2009, or after October 6, 2009, which are dates 20 days before or 60 days after the anniversary date of this year’s Annual Meeting, then your notice may be received by us at our principal executive office not earlier than the 120th day prior to the 2009 Annual Meeting and not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10 th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2009 Annual Meeting.

Each stockholder’s notice for a proposal must be timely given to our Corporate Secretary at our corporate headquarters located at 64 Jackson Road, Devens, MA 01434. Each notice is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the number of shares of our common stock beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For director nominations, a stockholder’s notice to our Corporate Secretary must set forth information specified in our bylaws, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of our common stock which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the number of shares of our common stock held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we are not aware that any of its officers, directors or holders of 10% or more of our common stock failed to comply in a timely manner during fiscal 2007 with Section 16(a) filing requirements.

Important Notice Regarding Delivery of Security Holder Documents

We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” proxy statements and annual reports for their customers. This means that only one copy of our proxy statement, annual report or notice of Internet availability of proxy materials may have been sent to multiple shareholders in your household unless we have received instructions otherwise. We will promptly deliver a separate copy of either document to you if you write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3177. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Electronic Delivery of Stockholder Communications

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via e-mail. To sign up for electronic delivery, visit www.proxyvote.com. Your electronic delivery enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the website listed above. If you have questions about electronic delivery, please write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3177.

AMERICAN SUPERCONDUCTOR CORPORATION 64 JACKSON ROAD DEVENS, MA 01434-4020

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by American Superconductor Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to American Superconductor Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMRSU1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

AMERICAN SUPERCONDUCTOR CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES LISTED BELOW, AND A VOTE “FOR” ITEM 2.

Vote on Directors

1.	To elect seven directors for the ensuing year.

	Nominees:			For	Against	Abstain	Vote on Proposals			For	Against	Abstain

	1a.	Gregory J. Yurek		☐	☐	☐	2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as American Superconductor’s independent registered public accounting firm for the current fiscal year.		☐	☐	☐

	1b.	Vikram S. Budhraja		☐	☐	☐

	1c.	Peter O. Crisp		☐	☐	☐

	1d.	Richard Drouin		☐	☐	☐
							3.	In the discretion of the persons named in the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.
	1e.	David R. Oliver, Jr.		☐	☐	☐

	1f.	John B. Vander Sande		☐	☐	☐

	1g.	John W. Wood, Jr.		☐	☐	☐

The shares represented by this proxy when properly executed will be voted in a manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” all director nominees listed above and “FOR” Item 2.

(Note: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date

The meeting will take place at 8:30 a.m.

on August 7, 2008

at American Superconductor’s Headquarters located at:

64 Jackson Road

Devens, MA 01434

Important Notice Regarding Internet Availability of Proxy Materials: The Notice, Proxy Statement and Annual Report (including the Form 10-K) are available in the “Investors” section of www.amsc.com.

American Superconductor Corporation

Proxy for the Annual Meeting of Stockholders to be held on August 7, 2008

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, revoking all prior proxies, hereby appoint(s) Gregory J. Yurek, David A. Henry and John W. Powell, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of American Superconductor Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 64 Jackson Road, Devens, MA 01434, on Thursday, August 7, 2008, at 8:30 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of all director nominees listed on the reverse side and FOR Proposal 2. The proxies are authorized in their discretion to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(continued, and to be signed, on the reverse side)